Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 33-95190, 333-03999, 333-21887, 333-57355, 333-53835, 333-64743, 333-38850, 33-104211, 333-70638 and 333-117842) and Registration Statements on Form S-8 (File No.’s 33-95188, 333-36699, 333-45317, 333-67824 and 333-100630) of First Industrial Realty Trust, Inc. of our report dated January 19, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition I Property for the year ended December 31, 2005, of our report dated January 10, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition II Property for the year ended December 31, 2005, of our report dated April 9, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition III Property for the year ended December 31, 2005, of our report dated January 19, 2007 relating to the combined historical summary of gross income and direct operating expenses of the 2006 Acquisition IV Properties for the year ended December 31, 2005, of our report dated January 23, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition V Property for the year ended December 31, 2005, of our report dated March 8, 2007 relating to the combined historical summary of gross income and direct operating expenses of the 2006 Acquisition VI Properties for the year ended December 31, 2005, of our report dated April 18, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition VII Property for the year ended December 31, 2005, of our report dated January 23, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition VIII Property for the year ended December 31, 2005, of our report dated January 19, 2007 relating to the combined historical summary of gross income and direct operating expenses of the 2006 Acquisition IX Properties for the year ended December 31, 2005, of our report dated March 5, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition X Property for the year ended December 31, 2005, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
Chicago, Illinois
April 30, 2007

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